Klondex Announces Updated Mineral Resource Estimate at True North;
~32% Increase in M&I Mineral Resource, ~45% Increase in Inferred
Mineral Resource

Reno, NV – March 29, 2017 – Klondex Mines Ltd. (KDX:TSX; KLDX:NYSE MKT) (“Klondex” or the “Company”) is pleased to announce a Mineral Resource Estimate update for its True North Gold Mine (“True North”) in Manitoba, Canada, which incorporated our assayed drill results subsequent to our acquisition of the property and with an effective date of February 14, 2017.

Mineral Resource Estimate Highlights (see TABLE 1):

•

Total Measured and Indicated (“M&I”) Mineral Resource Estimate of 1,797k tons grading 0.216 opt (7.40 g/t)(388,000 Au oz), an increase of ~32% Au ounces from the September 2016 Mineral Resource Estimate

•	Total Inferred Mineral Resource Estimate of 3,676k tons grading 0.182 opt (6.24 g/t)(668,000 Au oz), an increase of ~45% Au ounces from the September 2016 Mineral Resource Estimate
•	An increase in the grade of both M&I and Inferred Mineral Resource Estimates of 2% and 10%, respectively
•	Continued to extend mineralization in the 710 and 711 zones (see FIGURE 1)
•	Addition of the Deep East zone located within the SAM unit near the bottom of the current mine workings
•	Continued growth of the Cohiba resource through drilling of down dip extension

TABLE 1: True North Mineral Resource Estimate

Category	Tons (k)	Au opt	Au g/t	Au k oz
Measured	521	0.220	7.54	115
Indicated	1,276	0.214	7.34	273
Total M&I	1,797	0.216	7.40	388
Inferred	3,676	0.182	6.24	668

1.	Mineral Resource Estimate is inclusive of Mineral Reserves.
2.	Gold Price US$1,400 per oz.
3.	Exchange Rate: C$ to US$: 0.80.
4.	Mine and Mill Cost C$141.52 per ton.
5.	Process recovery 94%.
6.	Cut–off grade 0.090 opt Au (3.09 grams per tonne).
7.	CIM definitions were followed for the Mineral Resource Estimate.
8.

Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio–political, marketing, or other relevant issues. There is no certainty that all or any part of the Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration.

9.	The effective date for True North mineral resources is February 14, 2017.

Paul Huet, President and CEO stated, "True North continues to evolve into an important asset in our portfolio. We believed our initial Mineral Resource Estimate was just the beginning and this update confirms that belief. Using the results from our own drilling program post acquisition, we continue to unlock the true potential of this asset by adding ounces at depth with additional tons at higher grades.”

The True North Mineral Resources Estimate is based on 7,877 drill holes totaling 4,937,265 ft (1,504,878 m) and includes data from 131 new drill holes totaling 59,268 ft (18,065 m), completed by Klondex since May 2016. In addition to the drilling, the Mineral Resource Estimate also includes 29,124 channel samples provided from mining on the mineralized structures.

The updated Mineral Resource Estimate was prepared under the supervision of P&E Mining Consultants Inc.

Mineral Resource Assumptions

Classification of the Mineral Resource Estimate as Measured, Indicated or Inferred was done based on the number of drill and channel sample composites used and the average distance from the block to the composites. For the Measured Mineral Resource, a block must have used a minimum of four composites within a distance of 50 feet. For an Indicated Mineral Resource, a block must have used a minimum of four composites within 100 feet, and an Inferred Mineral Resource must have used a minimum of four composites within 500 feet. The search orientation ellipse was maintained approximately parallel to each vein. Only gold values were estimated at True North.

Drill interval assays for True North were performed by TSL Laboratories Inc. of Saskatoon, Saskatchewan (independent laboratory). Channel sample assays were performed by Klondex’s in– house laboratory at True North, using fire assaying with gravimetric finish and check samples were sent to TSL Laboratories Inc. of Saskatoon, Saskatchewan.

Drill samples cited in this news release for True North were acquired by independent drilling contractors under the direction of Klondex staff. Standards and blanks were inserted every 20 samples or at least one per hole in the case where there are less than 20 samples in a hole. Duplicates are generated by the lab and re–assayed internally. QA/QC samples are tracked and if a result plots outside of predetermined QA/QC gate limits, the batch is re–assayed and the new results replace the previous values.

FIGURE 1

TRUE NORTH RESOURCE

FIGURE 1
Cohiba Vein
+9.2 kozs MI (33.5ktons @ 0.274opt Au)
+31.2 kozs Inf (124.8ktons @ 0.250opt Au)
16L Veins
-4.9kozs MI (18.2ktons @ 0.269opt Au)
+8.4 kozs Inf (22.8ktons @ 0.370opt Au)
710/711 Veins
+56.3 kozs MI (228.1ktons @ 0.247opt Au)
+81.2 kozs Inf (343.6ktons @ 0.236opt Au)
SAM Veins
+12.2 kozs MI (41.2ktons @ 0.296opt Au)
+3.5 kozs Inf (14.1ktons @ 0.250opt Au)
Deep East Veins
+21.9 kozs MI (126.8ktons @ 0.173opt Au)
+84.1 kozs Inf (377.7ktons @ 0.0.223opt Au)
16L
26L
Measured + Indicated
Inferred

About Klondex Mines Ltd. (www.klondexmines.com)

Klondex is a well–capitalized, junior–tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost–effective manner. The Company has 100% interests in three producing mineral properties: the Fire Creek Mine and the Midas Mine and ore milling facility, both of which are located in the state of Nevada, USA, and the True North Gold Mine (formerly known as the Rice Lake Mine) and mill in Manitoba, Canada. The Company also has 100% interests in two recently acquired projects, the Hollister mine and the Aurora mine and ore milling facility (formerly known as Esmeralda), also located in Nevada, USA.

For More Information
John Seaberg
Senior Vice President, Investor Relations and Corporate Development
O: 775–284–5757
M: 303–668–7991
jseaberg@klondexmines.com

Qualified Person

Scientific and technical information in this press release has been reviewed and approved for Klondex by “Qualified Person” Brian Morris (AIPG CPG–11786) and by Fred Brown, P.Geo., Eugene Puritch, P.Eng., and William Stone, P.Geo. of P&E Mining Consultants Inc., who are independent "Qualified Persons" within the meaning of National Instrument 43–101.

Cautionary Note Regarding Forward–looking Information

This news release contains certain information that may constitute forward– looking information or forward–looking statements under applicable Canadian and United States securities legislation (collectively, “forward–looking information”), including but not limited to the production and exploration potential at the True North Gold Mine, and future exploration and production plans of Klondex. This forward– looking information entails various risks and uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, the strength of the global economy; the price of gold; operational, funding and liquidity risks; the degree to which mineral resource estimates are reflective of actual mineral resources; the degree to which mineral reserve estimates are reflective of actual mineral reserves; the degree to which factors which would make a mineral deposit commercially viable are present; the risks and hazards associated with underground operations; and the ability of Klondex to fund its substantial capital requirements and operations. Risks and uncertainties about the Company’ s business are more fully discussed in the Company’s disclosure materials filed with the securities regulatory authorities in Canada and United States available at www.sedar.com and www.sec.gov, respectively. Readers are urged to read these materials. Klondex assumes no obligation to update any forward– looking information or to update the reasons why actual results could differ from such information unless required by law.

Cautionary Note to U.S. Investors Regarding the Use of Mining Terms

This news release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. All resource and reserve estimates included or referred to in this news release have been prepared in accordance with National Instrument 43–101 Standards of Disclosure for Mineral Projects (“NI 43– 101”). NI 43–101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. These standards differ significantly from the mineral reserve disclosure requirements of the U.S. Securities and Exchange Commission (the SEC”) set out in Industry Guide 7.

The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “ inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Consequently, resource information contained in this news release is not comparable to simila information that would generally be disclosed by U.S. companies in accordance with the rules of the SEC.